UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Monday, March 7, 2011
Date of report (Date of earliest event reported)
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	000-06072 (Commission File Number)	58-1035424 (I.R.S. Employer Identification No.)
660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item 2.02.	Results of Operations and Financial Condition
EMS Technologies, Inc. (the “Company”) is furnishing an Investor Presentation as an exhibit to this Current Report on Form 8-K. Management will present the Investor Presentation at a conference scheduled to take place today, the Investor Presentation will be posted on the Company’s website, and management expects to reference the Investor Presentation in meetings with investors from time-to-time. The Investor Presentation contains information about the Company’s results of operations and financial conditions for prior periods. A copy of the Investor Presentation is attached hereto as Exhibit 99.1.
The Investor Presentation contains information regarding our earnings from continuing operations before interest expense, income taxes, depreciation and amortization and excluding impairment-related charges, acquisition-related items and stock-based compensation (“Adjusted EBITDA”). The Investor Presentation also references earnings per share from continuing operations, excluding impairment-related charges, acquisition-related items, and adjustments, if any, for changes to the valuation allowance for deferred tax assets resulting from changes in judgment about the potential realization of these assets (“Adjusted Earnings Per Share”). Each of these measures also excludes potential costs associated with a recent announcement by one of our shareholders that it intends to nominate four directors to the EMS Board. The Company believes that earnings that are based on these non-GAAP financial measures provide useful information to investors, lenders and financial analysts because (i) these measures are more comparable with the results for prior fiscal periods, and (ii) by excluding the potential volatility related to the timing and extent of nonoperating activities, such as acquisitions or revisions of the estimated value of post-closing earn-outs, such results provide a useful means of evaluating the success of the Company’s ongoing operating activities. Also, the Company uses this information, together with other appropriate metrics, to set goals for and measure the performance of its operating businesses, to determine management’s incentive compensation, and to assess the Company’s compliance with debt covenants. Management further considers Adjusted EBITDA an important indicator of operational strengths and performance of its businesses. EBITDA measures are used historically by investors, lenders and financial analysts to estimate the value of a company, to make informed investment decisions and evaluate performance. Management believes that Adjusted EBITDA facilitates comparisons of our results of operations with those of companies having different capital structures. In addition, a measure similar to Adjusted EBITDA is a component of our bank lending agreement, which requires certain levels of Adjusted EBITDA to be achieved by the Company. This information should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with GAAP. In addition, because EBITDA and adjustments to EBITDA are not determined consistently by all entities, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.
The Investor Presentation includes forward-looking information, including the Company’s financial goals. All forward-looking statements in the presentation are based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of EMS’ management. We encourage you to carefully review the disclosures we make regarding the limitations inherent in forward-looking statements on page 2 of the Investor Presentation under the caption “Forward-Looking Statements” together with the detailed disclaimer regarding our financial goals included on page 3 of the Investor Presentation in the Appendix under the caption “Projections Disclaimer.”
Section 7 Regulation FD

Item 7.01	Regulation FD Disclosure
The information contained in Item 2.02 is incorporated herein by reference.
Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(c) The following exhibit is furnished as part of this Form 8-K.

Exhibit
No.	Description
99.1	Investor Presentation delivered on March 7, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.
Date: March 7, 2011	By:	/s/ Gary B. Shell
Gary B. Shell
Senior Vice President, Chief Financial Officer and Treasurer